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Exhibit 10.49

                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of January 23, 1997 (the "Effective Date"), by and between VIDEOLAN TECHNOLOGIES, INC., a Delaware corporation (the "Company") and JACK SHIRMAN, an employee of the Company (the "Optionee").

     RECITALS:

     WHEREAS, the Company and the Optionee have entered into an Employment Agreement of even date herewith (the "Employment Agreement") pursuant to which the Optionee will become Chief Executive Officer of the Company;

     WHEREAS, under the Employment Agreement, the Board of Directors of the Company has agreed to grant to the Optionee an option to purchase shares of the common stock, $.01 par value (the "Common Stock"), of the Company;

     NOW, THEREFORE, in consideration of the premises, mutual covenants hereinafter set forth, and other good and valuable consideration, the Company and the Optionee agree as follows:

Grant of the Option. The Company hereby grants to the Optionee, as a matter of separate inducement and agreement in connection with the Optionee's employment by the Company and the Employment Agreement, and not in lieu of any salary or other compensation for the Optionee's services, the right and option to purchase (the "Option") all or any part of an aggregate of 246,000 Shares (the "Shares"), on the terms and conditions set forth herein, subject to adjustment as provided in Section 8 hereof, at a purchase price as established under Section 2. The Option shall constitute an "Incentive Stock Option" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended.

Option Exercise Price. The exercise price of the Option (the "Exercise Price") shall be $1.56 per Share, subject to adjustment in accordance with Section 8 hereof.

Duration of Option. Unless earlier terminated, pursuant to Section 7 hereof, the Option shall expire on September 26, 2001 (the "Termination Date").

Exercise of Option.

The Option shall vest and become exercisable with respect to 82,000 Shares on March 27, 1998.

The Option shall vest and become exercisable with respect to an additional 82,000 Shares on March 27, 1999.

The Option shall vest and become exercisable with respect to an additional 41,000 Shares on March 27, 2000.
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The Option shall vest and become exercisable with respect to the remaining

41,000 Shares on March 27, 2001.

If the Optionee ceases to be employed by the Company for any reason, the Optionee shall have no rights with respect to that portion of the Option which is not then exercisable.

Conditions to Exercise of the Option.

Exercise of the Option. Subject to the provisions of Section 4 hereof, the Optionee may exercise the Option by delivering written notice ("Notice") of exercise to the Company in the form of Annex A hereto specifying the number of Shares to be purchased accompanied by payment in full of the Exercise Price in accordance with Section 5(b) hereof.

Payment of Exercise Price. The Company shall accept as payment for the Exercise Price either a check payable to the order of the Company in the amount of the Exercise Price multiplied by the number of Shares for which the Option is being exercised or any other form of payment acceptable to the Board of Directors of the Company.

Partial Exercise. Subject to the limitations expressed herein, the Option may be exercised with respect to all or a part of the Shares that are currently exercisable; provided, however, that no partial exercise of the Option shall result in the issuance of less than 100 Shares.

Delivery of Shares on Exercise. As soon as practicable after receipt of the Notice and payment of the Exercise Price, the Company shall deliver to the Optionee, without transfer or issuance tax or other incidental expense to the Optionee, at the office of the Company, or at such other place as may be mutually acceptable, or, at the election of the Company, by certified mail addressed to the Optionee at the Optionee's address shown in the employment records of the Company, a certificate or certificates for the number of Shares set forth in the Notice and for which the Company has received payment in the manner prescribed herein.

Option Not Transferable Except in Event of Death. During the Optionee's lifetime, the Option shall be exercisable only by the Optionee or his duly appointed guardian or personal representative, and neither the Option nor any right hereunder shall be transferable other than by will or the laws of decent and distribution. The Option may not be subject to execution or other similar process. If the Optionee attempts to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any of the Optionee's rights hereunder, except as provided herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Optionee and it shall thereupon become null and void.

Exercise of the Option upon Termination of Employment. In the event the Optionee shall cease to be employed by the Company, the Option shall expire at the earlier of the expiration of the Termination Date or the following:
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three months after termination due to normal retirement, or earlier retirement with consent of the Board of Directors of the Company, under a formal plan or policy of the Company;

three months after the Optionee's termination pursuant to Section 6(a)(v) of the Employment Agreement;

one year after termination due to disability within the meaning of section 105(d)(4) of the Internal Revenue Code of 1986, as amended (the "Code"), as determined by the Board of Directors of the Company;

one year after the Optionee's death; or

coincident with the date of termination if due to any other reason.

Adjustments in Authorized Shares and the Option. In the event of a merger, reorganization, consolidation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, share dividend, share split, reverse share split, share combination, share exchange or other change in the capital structure of the Company affecting the Common Stock, the Board of Directors of the Company may substitute or adjust the total number and class of Shares or other securities that may be issued hereunder, and the Exercise Price, as it determines to be appropriate and equitable to prevent dilution or enlargement of the rights of the Optionee and to preserve, without diluting or exceeding, the value of the Option.

Cancellation of Option. The Company shall have the right to terminate the right of the Optionee to exercise the Option, effective thirty (30) days after receipt by the Optionee of a written notice from the Company informing the Optionee that this Option is to be cancelled (the "Cancellation Notice"). The Company may issue a Cancellation Notice only in connection with (i) the sale of substantially all of the Company's assets, or (ii) a merger, consolidation or other corporate transaction in which the Company would not be the surviving entity. Following receipt of a Cancellation Notice and during the period prior to the effective date of the termination, the Optionee shall have the right to exercise the Option (to the extent not previously exercised) with respect to all Shares, if any, which were immediately exercisable by the Optionee hereunder during the period following receipt of a Cancellation Notice until the effective date of the termination.

Agreement Does Not Grant Employment Rights. The grant of the Option shall not be construed as giving the Optionee the right to be retained in the employ by the Company. Further, the Company expressly reserves the right, at any time, to dismiss the Optionee with or without cause, free from any liability, or any claim, except as provided herein or in the Employment Agreement.

Limitation of Company's Liability for Nonissuance. The inability of the Company to obtain, from any regulatory body having jurisdiction, authority reasonably deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Shares under this Agreement shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority shall not have been obtained.
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1995 Option Plan. The Option has been granted pursuant to the Amended and
Restated 1995 Stock Option Plan of the Company, as amended from time to time,

and is subject to all of the provisions thereof.

Miscellaneous.

No Rights as Shareholder. The Optionee shall have no rights to dividends (other than the adjustment rights described in Section 8 of this Agreement) or other rights of a shareholder with respect to Shares unless and until the Optionee has given the Notice and paid in full for such Shares.

Captions. The captions and section headings used herein are for convenience only, shall not be deemed part of this Agreement and shall not in any way restrict or modify the context and substance of any section or paragraph of this Agreement.

Governing Law; Construction. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall be deemed an Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                    VIDEOLAN TECHNOLOGIES, INC.

                                    By:   ______________________________
                                          Steve Rothenberg
                                          Vice President Finance

                                          ______________________________
                                          Jack Shirman